Exhibit 99.9

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Terms used but not defined herein shall have the meanings given to such terms in the Current Report on Form 8-K (this “Report”) to which this Unaudited Pro Forma Condensed Combined Financial Information is being filed as an exhibit.

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and should be read in conjunction with the accompanying notes.

On February 19, 2020, Churchill consummated its initial public offering (the “Churchill IPO”) of 110,000,000 units, including 10,00,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Class A common stock and one-fourth of one warrant, each whole warrant to purchase one share of Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $1,100,000,000. Simultaneously with the consummation of the Churchill IPO, Churchill consummated the private placement of 23,000,000 warrants at a price of $1.00 per warrant, generating total proceeds of $23,000,000. Transaction costs amounted to $57,620,020 consisting of $18,402,000 of underwriting fees, $38,500,000 of deferred underwriting fees and $718,020 of other offering costs.

Following the consummation of the Churchill IPO, $1,100,000,000 was deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee.

On July 12, 2020, Churchill entered into the Merger Agreement with MultiPlan Parent, Holdings, First Merger Sub and Second Merger Sub, which among other things, provides for (i) First Merger Sub to be merged with and into MultiPlan Parent with MultiPlan Parent surviving the First Merger and (ii) MultiPlan Parent to be merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Churchill.

On October 8, 2020, the Transactions were consummated and, in accordance with the terms of the Merger Agreement.

In connection with the consummation of the Transactions:

•	$1,521,000,000 in cash was paid to Holdings on behalf of Holdings’ equityholders as the Closing Cash Consideration;
•	Churchill issued 415,700,000 shares of its Class A common stock as Closing Share Consideration;
•	8,693,855 shares of Churchill's Class A common stock were redeemed for an aggregate of $87,178,325, or approximately $10.03 per share, paid from the Churchill trust account;
•	Churchill issued and sold to the Common PIPE Investors, (x) 130,000,000 shares of Churchill’s Class A common stock at a purchase price of $10.00 per share for aggregate proceeds of $1,300,000,000, (y) warrants to purchase 6,500,000 shares of Churchill’s Class A common stock and (z) an additional 2,050,000 shares of Churchill’s Class A common stock in lieu of an original issue discount (the shares of Class A common stock described in clause (x) and clause (z) are collectively referred to herein as the “Common PIPE Shares”);
•	Churchill issued $1,300,000,000 in aggregate principal amount of Convertible Notes, with an original issue discount of $32,500,000, for aggregate proceeds of $1,267,500,000;
•	the Senior PIK notes were redeemed in full for a total redemption price of $1,237.6 million (which includes accrued interest through October 7, 2020);
•	all of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted into shares of Churchill’s Class A common stock on a one-for-one basis;
•	Churchill paid KG a transaction fee of $15,000,000 and a placement fee of $15,500,000, all of which was paid in cash; and
•	Sponsor elected to convert the full balance of the Note, in the principal amount of $1,500,000, into 1,500,000 Working Capital Warrants.

The consummation of the Mergers constituted a definitive liquidity event under the agreements governing the Unit awards and as a result all unvested Units vested on October 7, 2020. MultiPlan Parent recorded these awards within shareholders’ equity as an equity contribution from Holdings based on the fair value of the outstanding Units at each reporting period. The settlement of these awards was made in a combination of cash and shares of Churchill’s Class A common stock and was included in the aggregate consideration paid to MultiPlan Parent Owners.

Transaction costs included $20,000,000 of transaction bonuses approved by the compensation committee that will be paid to employees, including executive officers.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited condensed balance sheet of Churchill as of June 30, 2020 with the unaudited condensed consolidated balance sheet of MultiPlan Parent as of June 30, 2020, giving effect to the Transactions as if they had been consummated on that date.

The unaudited pro forma condensed combined statement of loss for the six months ended June 30, 2020 combines the unaudited condensed statements of operations of Churchill for the six months ended June 30, 2020 with the unaudited condensed consolidated statements of loss and comprehensive loss of MultiPlan Parent for the six months ended June 30, 2020. The unaudited pro forma condensed combined statement of loss for the year ended December 31, 2019 combines the audited statements of operations for the period from October 30, 2019 (inception) through December 31, 2019 of Churchill with the audited consolidated statements of income and comprehensive income of MultiPlan Parent for the year ended December 31, 2019. The unaudited pro forma condensed combined statements of loss for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the Transactions as if they had occurred as of January 1, 2019.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is based on information currently available and the assumptions and estimates described herein. The unaudited pro forma condensed combined financial information does not necessarily reflect what our financial condition or results of operations would have been had the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting our future financial condition and results of operations. Our actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Churchill was derived from the unaudited financial statements of Churchill as of and for the six months ended June 30, 2020 and from the audited financial statements of Churchill for the year ended December 31, 2019, included elsewhere in this Report. The historical financial information of MultiPlan Parent was derived from the unaudited condensed consolidated financial statements of MultiPlan Parent as of and for the six months ended June 30, 2020 and from the audited consolidated financial statements of MultiPlan Parent for the year ended December 31, 2019, included elsewhere in this Report. This information should be read together with Churchill’s and MultiPlan Parent’s audited and unaudited financial statements and related notes, the sections titled “Churchill’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “MultiPlan Parent’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Report.

Accounting for the Transactions

The Transactions were accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Churchill was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Transactions were treated as the equivalent of MultiPlan Parent issuing shares of common stock for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill were recognized at fair value (which were consistent with carrying value), with no goodwill or other intangible assets recorded.

MultiPlan Parent was determined to be the accounting acquirer based on an evaluation of the following facts and circumstances:

•	The existing MultiPlan Parent shareholders (the “MultiPlan Parent Owners”) have the majority ownership interest and voting interest in the combined entity;

•	the combined company’s board of directors initially consists of nine directors: three of whom will initially be appointed by the H&F Holder, three of whom will initially be appointed by the Sponsor, two independent directors and one of whom will be the combined company’s chief executive officer. Two additional members will also be appointed as independent directors by the H&F Holder (subject to the Sponsor’s consent); and

•	MultiPlan Parent was the larger entity, in terms of both revenues and total assets.

Other factors were considered, including composition of management, purpose and intent of the Transactions and the location of the combined company’s headquarters, noting that the preponderance of evidence as described above was indicative that MultiPlan Parent was the accounting acquirer in the Transactions.

Description of the Transactions

The following represents the aggregate stock consideration issued by Churchill at the closing of the Transactions (the “Closing”) with the shares valued at $10.00 per share.

(in millions)
Share issuance to MultiPlan Parent Owners(1)	$4,157.0
Shares previously issued to Churchill public shareholders, net of redemptions(1)	1,013.1
Share issuance to the Sponsor (or any of its affiliates)(1)(2)	275.0
Share issuance to Purchasers of the Common PIPE Shares(1)	1,320.5
Share consideration – at Closing(3)	$6,765.6

(1)	Shares of Churchill issued as set forth in the Merger Agreement.

(2)	All of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis.

(3)	Excludes the impact of the shares of common stock underlying the (a) Common PIPE Warrants, (b) Convertible Notes, (c) Working Capital Warrants, (d) warrants issued in the Churchill IPO and (e) the private placement warrants. See Note 2 to Unaudited Pro Forma Condensed Combined Financial Information, “Earnings Per Share.”

The value of share consideration issued at the Closing to the MultiPlan Parent Owners was $10.00 per share.

The following summarizes the pro forma shares outstanding as of the Closing:

(shares in millions; numbers may not sum due to rounding)	Shares	%
Share issuance to the MultiPlan Parent Owners	415.7
Total MultiPlan Parent Owners shares	415.7	61.4%
Shares held by current Churchill public shareholders	110.0
Less: public shares redeemed	(8.7)
Total held by current Churchill public shareholders	101.3	15.0%
Shares held by the Sponsor (or any of its affiliates)(1)	27.5	4.1%
Common PIPE Shares	132.1	19.5%
Net Churchill shares, Sponsor Shares and Common PIPE Shares	260.9	38.6%
Pro Forma Shares Outstanding(2)	676.6	100%

(1)	All of Churchill’s 27,500,000 outstanding shares of Class B common stock were converted in the Transactions to shares of Churchill’s Class A common stock on a one-for-one basis, including 12,404,080 of such shares that unvested as of the Closing and will revest at such time as, during the 4-year period starting on October 8, 2021 and ending on October 8, 2025, the closing price of our Class A common stock exceeds $12.50 for any 40 trading days in a 60 consecutive day period.

(2)	Pro Forma Shares Outstanding includes the 415.7 million shares issued at the Closing and the Common PIPE Shares but does not give effect to the shares of common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2020

(Unaudited)

(in thousands, except share and per share data)

	As of June 30, 2020				As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents(1)	$2,956	$178,860	$1,104,209	(A)	$892,952
	—	—	(38,500)	(B)	—
	—	—	(53,000)	(C)	—
	—	—	(51,745)	(D)	—
	—	—	1,300,000	(E)	—
	—	—	1,267,500	(F)	—
	—	—	(1,210,650)	(G)	—
	—	—	1,500	(J)	—
	—	—	(1,521,000)	(K)	—
	—	—	(87,178)	(M)
Trade accounts receivable, net	—	54,004	—		54,004
Prepaid expenses and other current assets	398	3,456	—		3,854
Prepaid software and maintenance	—	8,616	—		8,616
Prepaid taxes	—	7,686	—		7,686
Total current assets	3,354	252,622	711,136		967,112

Marketable securities held in Trust Account	1,104,209	—	(1,104,209)	(A)	—
Property and equipment, net	—	182,011	—		182,011
Operating lease right-of-use asset	—	25,887	—		25,887
Goodwill	—	4,142,013	—		4,142,013
Client relationships intangible, net	—	2,998,649	—		2,998,649
Provider network intangible, net	—	653,667	—		653,667
Other intangibles, net	—	67,300	—		67,300
Other assets	1	11,040	—		11,041
Total assets	$1,107,564	$8,333,189	$(393,073)		$9,047,680
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,512	$8,352	$(1,390)	(C)	$7,294
	—	—	(1,180)	(D)	—
Accrued interest	—	17,895	(8,349)	(G)	9,546
Income tax payable	452	—	—		452
Operating lease obligations	—	9,649	—		9,649
Accrued compensation	—	22,855	—		22,855
Accrued legal	—	9,835	—		9,835
Accrued administrative fees	—	3,345	—		3,345
Other accrued expenses	—	11,526	—		11,526
Total current liabilities	1,964	83,457	(10,919)		74,502

Long-term debt	—	5,406,138	1,023,806	(F)	5,264,729
	—	—	(1,165,215)	(G)	—
Operating lease obligations	—	18,635	—		18,635
Deferred income taxes	—	861,309	56,781	(F)	918,090
Deferred underwriting fee payable	38,500	—	(38,500)	(B)	—
Total liabilities	40,464	6,369,539	(134,047)		6,275,956

See accompanying notes to unaudited pro forma condensed combined financial information.

(1)	The purchase by a subsidiary of MultiPlan Parent of 9,094,876 shares of Churchill stock for an aggregate price of $100.6 million on the open market in August 2020 is not reflected in the pro forma adjustments.

	As of June 30, 2020				As of June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Commitments and contingencies:
Common stock subject to possible redemption	1,062,100	—	(1,062,100)	(I)	—
Shareholders’ equity:
Shareholder interests
Common stock, $0.001 par value; 1,000 shares authorized (500 Series A and 500 Series B); 5 shares of Series A and 5 shares of Series B issued and outstanding as of June 30, 2020	—	—	—		—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Class A common stock, $0.0001 par value; 250,000,000 shares authorized; 4,141,928 and no shares issued and outstanding (excluding 105,858,072 and no shares subject to possible redemption) at June 30, 2020	—	—	13	(E)	68
	—	—	42	(K)
	—	—	14	(I)
	—	—	(1)	(M)
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 27,500,000 shares issued and outstanding at June 30, 2020	3	—	(3)	(I)	—
Contributed capital	3,302	1,384,928	(41,000)	(C)	2,548,056
	—	—	(20,000)	(D)	—
	—	—	1,299,987	(E)	—
	—	—	186,913	(F)	—
	—	—	1,695	(H)	—
	—	—	1,062,089	(I)	—
	—	—	1,500	(J)	—
	—	—	(1,521,042)	(K)	—
	—	—	276,861	(L)	—
	—	—	(87,177)	(M)	—
Retained earnings	1,695	578,722	(10,610)	(C)	223,600
	—	—	(30,565)	(D)	—
	—	—	(37,086)	(G)	—
	—	—	(1,695)	(H)	—
	—	—	(276,861)	(L)	—
Shareholders’ equity	5,000	1,963,650	803,074		2,771,724
Total liabilities and shareholders’ equity	$1,107,564	$8,333,189	$(393,073)		$9,047,680

See accompanying notes to unaudited pro forma condensed combined financial information.

Pro Forma Condensed Combined Statements of Loss
For the Six Months Ended June 30, 2020
(Unaudited)

(in thousands, except share and per share data)

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2020
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$458,902	$—		$458,902
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	96,579	—		96,579
General and administrative expenses	2,062	57,767	(2,062)	(AA)	56,582
	—	—	(1,185)	(BB)	—
Depreciation	—	29,641	—		29,641
Amortization of intangible assets	—	167,027	—		167,027
Total expenses	2,062	351,014	(3,247)		349,829
Operating (loss) income	(2,062)	107,888	3,247		109,073
Interest earned on marketable securities held in Trust Account	(4,216)	—	4,216	(AA)	—
Unrealized loss on marketable securities held in Trust Account	6	—	(6)	(AA)	—
Interest expense	—	177,015	(52,552)	(CC)	183,191
	—	—	39,000	(DD)	—
	—	—	19,728	(EE)	—
Interest income	—	(148)	—		(148)
Net Income (loss) before income taxes	2,148	(68,979)	(7,139)		(73,970)
Provision (benefit) for income taxes	451	(10,139)	(1,663)	(FF)	(11,351)
Net income (loss)	1,697	(58,840)	(5,476)		(62,619)
Weighted average shares outstanding – basic and diluted	30,397,160	10	646,158,975	(GG)	676,556,145

Net loss per share – basic and diluted	$(0.03)	$(5,884,000)			$(0.09)

See accompanying notes to unaudited pro forma condensed combined financial information.

Pro Forma Condensed Combined Statements of Loss
For the Year Ended December 31, 2019
(Unaudited)

(in thousands, except share and per share data)

	For the Period from October 30, 2019 (inception) through December 31, 2019	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2019
	Churchill (Historical)	MultiPlan Parent (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$982,901	$—		$982,901
Costs of services (exclusive of depreciation and amortization of intangible assets shown below)	—	149,607	—		149,607
General and administrative expenses	1	75,225	(1)	(AA)	75,225
Depreciation	—	55,807	—		55,807
Amortization of intangible assets	—	334,053	—		334,053
Total expenses	1	614,692	(1)		614,692
Operating income (loss)	(1)	368,209	1		368,209
Interest expense	—	376,346	(112,994)	(CC)	380,808
			78,000	(DD)
			39,456	(EE)
Interest income	—	(196)	—		(196)
Gain on repurchase and cancellation of Notes	—	(18,450)	18,450	(CC)	—
Net Income (loss) before income taxes	(1)	10,509	(22,911)		(12,403)
Provision (benefit) for income taxes	—	799	(5,338)	(FF)	(4,539)
Net income (loss)	(1)	9,710	(17,573)		(7,864)
Weighted average shares outstanding – basic and diluted	25,000,000	10	651,556,135	(GG)	676,556,145
Net income (loss) per share – basic and diluted	$(0.00)	$971,000			$(0.01)

See accompanying notes to unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Basis of Presentation

The Transactions were accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Churchill was treated as the “acquired” company for financial reporting purposes with MultiPlan Parent determined to be the accounting acquiror. This determination was primarily based on MultiPlan Parent Owners being the majority stockholders and holding majority voting power in the combined company, MultiPlan Parent’s senior management comprising the majority of the senior management of the combined company, and the ongoing operations of MultiPlan Parent comprising the ongoing operations of the combined company. Accordingly, for accounting purposes, the Transactions were treated as the equivalent of MultiPlan Parent issuing shares for the net assets of Churchill, accompanied by a recapitalization. The net assets of Churchill were recognized at fair value (which was expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 assumes that the Transactions occurred on June 30, 2020. The unaudited pro forma condensed combined statements of loss for the six months ended June 30, 2020 and for the year ended December 31, 2019 present the pro forma effect of the Transactions as if they had been completed on January 1, 2019. These periods are presented on the basis of the Company as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using and should be read in conjunction with the following:

•	Churchill’s unaudited condensed balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in this Report; and

•	MultiPlan Parent’s unaudited condensed consolidated balance sheet as of June 30, 2020 and the related notes for the six months ended June 30, 2020, included elsewhere in this Report.

The unaudited pro forma condensed combined statements of loss for the six months ended June 30, 2020 and for the year ended December 31, 2019 have been prepared using and should be read in conjunction with the following:

•	Churchill’s audited statement of operations for the period from October 30, 2019 (inception) through December 31, 2019 and the related notes and Churchill’s unaudited statement of operations for the six months ended June 30, 2020, included elsewhere in this Report; and

•	MultiPlan Parent’s audited consolidated statements of income and comprehensive income for the year ended December 31, 2019 and the related notes and MultiPlan Parent’s unaudited condensed consolidated statements of loss and comprehensive loss for the six months ended June 30, 2020, included elsewhere in this Report.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions. Management is currently finalizing certain equity agreements for the combined company. As these agreements are preliminary and not yet executed, management has not included a pro forma adjustment to reflect these equity agreements because such amounts are not known and not deemed factually supportable. 85,850,000 shares of our Class A common stock have been reserved for future issuance under equity incentive plans as of the Closing Date.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. Therefore, it is likely that the actual entries will differ from the pro forma adjustments and it is possible the difference may be material. We believe that assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

2. Adjustments and Assumptions to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of loss are not necessarily indicative of what our actual results of operations would have been had the Transactions taken place on the date indicated, nor is it indicative of our future consolidated results operations. The unaudited pro forma condensed combined financial information is based upon historical financial statements of the companies and should be read in conjunction with their historical financial statements included elsewhere in this Report.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (a) directly attributable to the Transactions, (b) factually supportable and (c) with respect to the statements of income, expected to have a continuing impact on the results of the combined company. MultiPlan Parent and Churchill have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The unaudited pro forma condensed combined basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of income are based upon the number of shares outstanding, assuming the Transactions occurred on January 1, 2019. As the Transactions, including related equity purchases, are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issued in connection with the Transactions have been outstanding for the entire period presented. In addition, the shares of common stock of Churchill that were redeemed in connection with the Transactions have been eliminated for the entire periods.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2020 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents held in the Churchill trust account that became available in connection with the Transactions.

(B)	Reflects the settlement of deferred underwriters’ fees incurred during the Churchill IPO paid upon completion of the Transactions.

(C)	Reflects adjustments related to the payment of estimated transaction costs by Churchill including, but not limited to, advisory fees, legal fees and registration fees. These costs resulted in a reduction of cash of $53 million, offset by the following adjustments:

•	$41 million decrease in contributed capital for the costs directly attributable to the offering of equity securities in connection with the Transactions;

•	$10.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.4 million decrease in accounts payable for any previously incurred transaction costs.

(D)	Reflects adjustments related to the payment of estimated transaction costs by MultiPlan Parent including, but not limited to, advisory fees, legal fees, transaction bonuses and registration fees, adjusted for additional transaction costs incurred by MultiPlan Parent. These costs resulted in a reduction of cash of $51.8 million, offset by the following adjustments:

•	$20 million decrease in contributed capital for the costs directly attributable to the offering of equity securities;

•	$30.6 million decrease in retained earnings for the other incremental costs incurred in connection with the Transactions; and

•	$1.2 million decrease in accounts payable for any previously incurred transaction costs.

(E)	Reflects the issuance of 132.1 million Common PIPE Shares with a par value of $13.2 thousand and 6.5 million attached Common PIPE Warrants purchased by certain investors for $1,300.0 million.

(F)	Reflects the issuance of the Convertible Notes in the aggregate principal amount of $1,300.0 million, net of $32.5 million of original issue discount. The carrying amount of the liability was determined by measuring the fair value of a similar liability (including any embedded features other than the conversion option) that does not have an associated equity component. The carrying value of the equity component represented by the embedded conversion option was determined by deducting the fair value of the liability component from the initial proceeds ascribed to the convertible debt instrument as a whole. The issuance results in the following adjustments:

•	$1,056.3 million increase in long-term debt, offset by an original issue discount of $32.5 million; and

•	$186.9 million increase in contributed capital for the cash conversion feature of the debt agreement, net of a $56.8 million increase in deferred income tax liabilities.

(G)	Reflects the reduction in cash in connection with the redemption of the Senior PIK Notes in full with the following adjustments:

•	$1,178.7 million reduction in long-term debt, offset by a proportional write-down of $13.5 million of unamortized deferred issuance costs and debt discount;

•	$8.3 million reduction in accrued interest as of June 30, 2020; and

•	$37.1 million comprised of a $23.6 million make-whole premium related to early prepayment of Senior PIK Notes and $13.5 million related to a loss on extinguishment for the difference between the net carrying amount of the debt and the reacquisition price.

(H)	Elimination of Churchill’s retained earnings, which was inclusive of historical retained earnings.

(I)	Reflects the reclassification of Churchill common stock subject to possible redemption to permanent equity (common stock and contributed capital) and the conversion of 27,500,000 outstanding shares of Churchill’s Class B common stock with a par value of $2.8 thousand to shares of Churchill’s Class A common stock on a one-for-one basis.

(J)	Reflects the issuance of an unsecured promissory note in the principal amount of $1.5 million to the Sponsor, and the simultaneous conversion at the option of the Sponsor into 1.5 million Working Capital Warrants.

(K)	Reflects the payment of the Closing Cash Consideration of $1,521.0 million to MultiPlan Parent Owners and the payment of the Closing Share Consideration of 415,700,000 new shares of Churchill’s Class A common stock with a par value of $41.6 thousand to the MultiPlan Parent Owners.

(L)	Reflects the immediate vesting of the Class B Unit awards upon the occurrence of a definitive liquidity event. The amount represents the acceleration of unvested awards outstanding as of June 30, 2020, as well as the additional value received by the holders of the awards in connection with the Merger Agreement.

(M)	Reflects the withdrawal of funds from the Churchill trust account and cash on hand to fund the redemption of 8,693,855 Churchill public shares at an approximate redemption price of $10.03 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Loss

The pro forma adjustments included in the unaudited pro forma condensed combined statements of loss for the year ended December 31, 2019 and the six months ended June 30, 2020 are as follows:

(AA)	Reflects the elimination of Churchill historical operating costs, interest income and unrealized gain on the trust account and related tax impacts that would not have been incurred had the Transactions been consummated on January 1, 2019. The operating costs eliminated included the transaction expenses related to the Transactions incurred in the six months ended June 30, 2020.

(BB)	Elimination of transaction expenses incurred by MultiPlan Parent related to the Transactions incurred in the six month period June 30, 2020.

(CC)	Reflects the reduction in interest expense related to redemption and satisfaction and discharge of the Senior PIK Notes and the elimination of the gain on repurchase and cancellation of Senior PIK Notes that was recognized by MultiPlan Parent in 2019.

(DD)	Reflects the increase in interest expense related to the $1,300.0 million of Convertible Notes issued by Churchill assuming cash interest of 6%.

(EE)	Reflects the amortization of the 2.5% original issue discount on $1,300.0 million of Convertible Notes and the bifurcated cash conversion feature on a straight-line basis over the seven years from issuance to maturity.

(FF)	Adjustments to the unaudited pro forma condensed combined statements of loss have been made to reflect the income tax expense for the items described in (AA) through (EE) above, calculated at the U.S. federal statutory rate of 21% and the blended state rate of 2.3%.

(GG)	Represents the basic and diluted weighted average shares of common stock outstanding as a result of the pro forma adjustments. Refer to the table below for the reconciliation of the pro forma adjustments for the weighted average shares outstanding.

	Six Months Ended June 30, 2020	Twelve Months Ended December 31, 2019
Share issuance to the MultiPlan Parent Owners	415,700,000	415,700,000
Share issuance to purchasers of the Common PIPE Shares	132,050,000	132,050,000
Shares previously issued to Churchill’s Sponsor	27,500,000	27,500,000
Shares previously issued to Churchill public shareholders	110,000,000	110,000,000
Shares redeemed	(8,693,855)	(8,693,855)
Shares issued and redeemed as part of the Transactions	676,556,145	676,556,145

The earnings per share amounts exclude the anti-dilutive impact from the following securities:

•	the 27,500,000 warrants sold during the Churchill IPO that were converted in the Mergers into warrants to purchase a total of 27,500,000 shares of our Class A common stock, which are exercisable at $11.50 per share;

•	the 23,000,000 private placement warrants sold to Churchill’s Sponsor concurrently with the Churchill IPO that were converted in the Mergers into warrants to purchase a total of 23,000,000 shares of our Class A common stock. The private placement warrants are exercisable at $11.50 per share. 4.8 million of these private placement warrants are subject to vesting only when a $12.50 Stock Price Level is achieved; and

•	the shares of our Class A common stock underlying the Common PIPE Warrants, Convertible Notes and Working Capital Warrants.